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                                                                     EXHIBIT 5.5

Writer's Direct Dial: +44 207 614 2344
E-Mail: acurran@cgsh.com

                                                                   April 6, 2004

GlaxoSmithKline Capital Inc.
1105 North Market Street
Suite 1300, New Castle County
Wilmington, Delaware 19801

GlaxoSmithKline Capital plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England

GlaxoSmithKline plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England

Ladies and Gentlemen:

                  We have acted as special English counsel to GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales ("GSK Capital plc"), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the "Guarantor" and, together with GSK Capital plc, the "Companies") which propose to offer pursuant to a registration statement on Form F-3 (No. 333-104121) (i) guaranteed debt securities of GSK Capital plc consisting of U.S.$500,000,000 2.375% Notes due April 16, 2007 (the "Debt Securities") and (ii) guarantees of the Guarantor in respect of the Debt Securities to be issued in each case under an indenture dated as of April 6, 2004 (the "Indenture") among GSK Capital plc, the Guarantor and Citibank, N.A., as trustee. Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement;" the related prospectus dated March 22, 2004, as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Base Prospectus;" the prospectus supplement dated March 30, 2004, as
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first filed with the Commission pursuant to Rule 424(b)(2) under the Securities
Act, but excluding the documents incorporated by reference therein, is herein called the "Prospectus Supplement;" and the Base Prospectus and the Prospectus Supplement together are herein called the "Prospectus."

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a) a Certificate of the Secretary of each of GSK Capital plc and the Guarantor (each a "Secretary's Certificate") having annexed thereto and certified as true, complete and up-to-date copies, the following documents:

                           (i) the Memorandum and Articles of Association of the Company to which the Secretary's Certificate relates; and

                           (ii) the minutes of the meeting of the Board of Directors or Corporate Administration & Transactions Committee of the Company to which the Secretary's Certificate relates;

                  (b)      the Registration Statement;

                  (c)      the Prospectus;

                  (d)      a certificated form of the Debt Securities;

                  (e) a copy of the Indenture (including the guarantee contained therein by the Guarantor (the "Guarantee")) executed by the Companies; and

                  In rendering this opinion we have assumed and not verified:

                  (a) the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents supplied to us and the conformity to the originals of all documents supplied to us as certified photocopy or facsimile copies;

                  (b) that, where a document has been examined by us in draft, specimen or certificated form, it has been or will be executed in the form of that draft or specimen and, in the case of Debt Securities, that they have been or will be duly executed, authenticated and delivered in accordance with the terms of the Indenture;

                  (c) that each of the Indenture and the Debt Securities (together, the "Transaction Documents") has been duly authorised, executed and delivered by or on behalf of each of the parties to the Transaction Documents (other than each of the Companies) and each such party (other than each of the Companies) has the power, capacity and authority to execute and deliver and to perform its obligations contained in each of the Transaction Documents to which it is a party;

                  (d) the absence of any other arrangements between any of the parties to any of the Transaction Documents which modify or supersede any of the terms of any of the Transaction Documents;

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                  (e) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each of the parties to the Transaction Documents and the accuracy and completeness of all statements in each of the Secretaries' Certificates) and the compliance by each of the parties thereto with each of their respective obligations under the Transaction Documents;

                  (f) that none of the execution of the Indenture, the issue of the Debt Securities and the Guarantee and the application of the proceeds of the issue of the Debt Securities constitutes financial assistance prohibited by section 151 of the Companies Act 1985;

                  (g) that none of the parties to the Transaction Documents has taken or will take any action in relation to the Debt Securities which is or would be a contravention of the applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") (including Sections 19 (the general prohibition), 21 (financial promotion) and 118 (market abuse) of the FSMA) and that the Debt Securities have not been offered in circumstances which would constitute an offer to the public in the United Kingdom as determined in accordance with Schedule 11 of the FSMA or the Public Offers of Securities Regulations 1995, as applicable;

                  (h) that the Transaction Documents have been duly executed by the parties thereto and constitute valid and binding obligations of the parties thereto under the laws of the State of New York enforceable in accordance with their terms and have the same meaning and effect as if they were governed by English law;

                  (i) that the information relating to the Companies disclosed by our on-line searches on March 31, 2004, at Companies House and by telephone at the Central Registry at the Companies Court in London on April 2, 2004, in relation to each of the Companies was then complete, up to date and accurate and has not since then been materially altered and that such searches did not fail to disclose any material information which had been delivered for registration but did not appear on the file in London at the time of our search, that such disclosures did not fail to disclose any material information or any petition for an administration order or winding up in respect of each of the Companies that has been presented in any event in England and Wales;

                  (j) that, except insofar as matters are on public record and are discoverable by making any of the searches referred to in (i) above, each of the Companies has not passed any voluntary winding-up resolution and that no petition has been presented to, or order made by, any competent authority for the winding-up, dissolution or administration of such Company and that no receiver, interim liquidator, administrative receiver, trustee, administrator or similar officer has been appointed in relation to such Company or any of its assets or revenues;

                  (k) that the meeting of the Board of Directors or Corporate Administration & Transactions Committee of each Company at which the resolutions authorising such Company to enter into the Transaction Documents were passed, was duly convened and held and such resolutions are a true record of the proceedings at such meetings and are in full force and effect and have not been amended, revoked or superseded;

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                  (l) that no law of any jurisdiction outside England and Wales would render the execution, delivery, issue or performance of the terms of the Transaction Documents illegal or ineffective and that, insofar as any obligation under the Transaction Documents falls to be performed in any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

                  (m) that any party to the Transaction Documents which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the offering and sale of the Debt Securities;

                  (n) that the aggregate initial offering price of all Debt Securities issued will not exceed the amount to be registered as set forth in the Registration Statement or its equivalent (calculated, where applicable, as described in the relevant Indenture) in other currencies or any limit which may now or in the future be imposed by the terms of the Memorandum or Articles of Association or any corporate resolution of the relevant Company; and

                  (o) that the terms and conditions applicable to the relevant Debt Securities will not be inconsistent with the terms and conditions of the relevant Indenture and will not be inconsistent with the Prospectus as supplemented by any applicable prospectus supplement.

                  On the basis of the foregoing, and having regard to such legal considerations as we deem relevant and subject as set out below, we are of the opinion that:

                  1. each of the Companies is a public limited company incorporated under the laws of England and Wales;

                  2. each of the Companies has the corporate power and authority to enter into and perform its respective obligations under the Indenture;

                  3. the Indenture has been duly authorised, executed and delivered by each of the Companies;

                  4. (i) the Debt Securities in global form have been duly authorised, executed and delivered by GSK Capital plc under the law of England and Wales and, (ii) the Debt Securities in certificated form when exchanged for interests in the Debt Securities in global form in accordance with the terms thereof and of the Indenture will be, the valid, binding and enforceable obligations of GSK Capital plc;

                  5. the Indenture and the Debt Securities constitute valid, binding and enforceable obligations of GSK Capital plc and the Indenture constitutes valid, binding and enforceable obligations of the Guarantor;

                  6. neither the execution nor the delivery of the Debt Securities or the Indenture nor the consummation of any of the transactions contemplated therein by GSK Capital plc or the Guarantor, as the case may be, will conflict with or violate or result in a breach of or constitute a default under any term or provision of its Memorandum or Articles of Association; and

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                  7. the choice of New York law to govern the Indenture and the
Debt Securities is, under the laws of England, a valid choice of law.

                  The foregoing opinions are subject to the following:

         (a) The opinions set forth above are subject to all limitations resulting from the laws of bankruptcy, insolvency, liquidation, administration, reorganization, suretyship or similar laws of general application affecting creditors' rights.

         (b) Enforcement may be limited by general principles of equity. For example, equitable remedies may not be available where damages are considered to be an adequate remedy.

         (c) Where any obligations of any person are to be performed or observed in jurisdictions outside England, or by a person subject to the laws of a jurisdiction outside England, such obligations may not be enforceable under English law to the extent that performance or observance thereof would be illegal or contrary to public policy under the laws of any such jurisdiction.

         (d) The choice of the laws of the State of New York as the governing law of the Transaction Documents may be limited by the Contracts (Applicable
Law) Act 1990 in certain circumstances, including, for example, in respect of laws which cannot be derogated from by contract or which are, irrespective of the governing law of the contract, mandatory in the relevant forum.

         (e) Where any person is vested with a discretion, or may determine any matter in its opinion, English law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

         (f) Enforcement of rights may be or become limited by prescription or by the lapse of time or may be or become subject to defences of set-off or counterclaim.

         (g) An English court is able, where the amount of a claim is denominated in a currency other than sterling, to give judgment in that other currency, as a matter of current procedural practice and at its own discretion.

         (h) Except in those cases where jurisdiction is determined in accordance with the provisions of the Council Regulation (EC) 44/2001 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, the Brussels Convention on Jurisdiction in Civil and Commercial Matters of 1968 or the Lugano Convention on Jurisdiction in Civil and Commercial Matters, an English court has power to stay an action where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum.

         (i) Any provision providing that any calculation, certification, determination, notification, minute or opinion will be conclusive and binding will not be effective if such calculation, certification, determination, notification, minute or opinion is fraudulent or made on an unreasonable or arbitrary basis or in the event of manifest error despite any provision to the contrary and it will not necessarily prevent judicial enquiry into the merits of any claim by any party thereto.

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         (j) Any provision providing for the payment of liquidated damages, compensation, additional interest or similar amounts might be held to be unenforceable on the ground that it is a penalty.

         (k) Any undertaking or indemnity may be void insofar as it relates to stamp duty payable in the United Kingdom.

         (l) An English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of enforcement or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

         (m) Any question as to whether or not any provision of any agreement or instrument which is illegal, invalid, not binding, unenforceable or void may be severed from the other provisions thereof in order to save those other provisions would be determined by an English court in its discretion.

         (n) There is some possibility that an English court would hold that a judgment on a particular agreement or instrument, whether given in an English court or elsewhere, would supersede such agreement or instrument to all intents and purposes, so that any obligation thereunder which by its terms would survive such judgment might not be held to do so.

         (o) The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.

                  We express no opinion as to any agreement, instrument or other document other than as specified in this letter, or as to any liability to tax which may arise or be incurred as a result of or in connection with the Debt Securities or their creation, issue, offer or any other transaction other than as mentioned in paragraphs 1 to 7 above. We have not been responsible for the investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion contained in the Registration Statement or the Prospectus relating to the issue of the Debt Securities, or the entry into the Indenture, nor have we been responsible for ensuring that the Registration Statement and the Prospectus and the documents incorporated by reference therein contain all material facts. In particular, we have not been responsible for ensuring that the Prospectus or any other document complies with the listing requirements of the United Kingdom Listing Authority.

                  The opinions set out in paragraphs 1 to 7 of this opinion letter are limited to the laws of England as currently applied by the courts in England and is given on the basis that it will be governed by and construed in accordance with English law. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.

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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

                                 Very truly yours,

                                 CLEARY, GOTTLIEB, STEEN & HAMILTON

                                 By /s/ Andrew Curran
                                    --------------------------------------
                                     T.A.R. Curran, a Partner

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